UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 6, 2018

Date of Report (date of earliest event reported)

Sigma Designs, Inc.

(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47467 Fremont Blvd.

Fremont, California 94538

(Address of principal executive offices)

(510) 897-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                             ☐

Item 1.01. Entry Into a Material Definitive Agreement

On February 6, 2018, Sigma Designs, Inc. (the “Company”), along with its direct wholly-owned subsidiary, Sigma Designs Technology Singapore Pte. Ltd., a company organized under the laws of Singapore (“Seller” and, together with the Company, the “Sellers”), and Sigma Designs Israel S.D.I Ltd., a company organized under the laws of Israel and a wholly-owned Subsidiary of Seller (“Sigma Israel”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Integrated Silicon Solution (Cayman), Inc., a company organized under the laws of the Cayman Islands (“Buyer”). Subject to the terms and conditions of the Purchase Agreement, Buyer has agreed to purchase all of the issued and outstanding capital shares of Sigma Israel from Seller for $28,000,000 (the “Purchase Price”) in cash (the “Transaction”). The Purchase Price is subject to certain adjustments pursuant to the Purchase Agreement, including an adjustment based on the actual net working capital of Sigma Israel at the Closing relative to a target working capital of $3,300,000 (inclusive of $2,000,000 in cash retained by Buyer at the Closing and referenced below) and a holdback of $4,200,000 described in more detail below. Seller currently anticipates receipt of approximately $23,800,000 in cash (which amount does not include the holdback amount) at Closing, subject to final confirmation of the net working capital amount delivered at the Closing. The Company currently anticipates that it will not be required to pay any taxes as a result of its receipt of the purchase consideration in the Transaction.

Sigma Israel conducts the Company’s Media Connectivity business, consisting primarily of the Company’s HomePNA and G.hn product lines.

The Purchase Agreement contains customary representations, warranties and covenants by each party, including, among others, covenants with respect to the conduct by the Sellers of the business of Sigma Israel during the interim period between the execution of the Purchase Agreement and the completion of the Transaction (the “Closing”) and certain actions the Sellers agree not to take during such interim period.

Under the terms of the Purchase Agreement, Seller has agreed to cause Sigma Israel, prior to the Closing, to distribute to Seller, or to such other applicable recipients as described in the Purchase Agreement, all amounts of cash and cash equivalents held by Sigma Israel as of the Closing in excess of $2,000,000 in cash and cash equivalents to be retained by Sigma Israel following the Closing (the “Excess Cash Distribution”). Sigma Israel anticipates returning the Excess Cash Distribution, subject to certain tax withholdings equal to 5% of the amount of cash distributed, to Seller prior to or shortly following the Closing.

The Company anticipates closing the Transaction in the first quarter of fiscal 2019, ending April 28, 2018. The Transaction is subject to customary closing conditions, including (1) no statute, regulation, enactment, order or action having been issued, enacted or adopted by any governmental authority that prohibits or renders illegal the consummation of the Transaction, and (2) the absence of any “Material Adverse Effect” (as defined in the Purchase Agreement) on Sigma Israel as of the Closing. The obligations of each of Seller and Buyer to consummate the Transaction are also subject to (x) the accuracy of the other party's representations and warranties contained in the Purchase Agreement (subject to certain materiality and Material Adverse Effect qualifiers), (y) the other party's performance in all material respects with its covenants under the Purchase Agreement, and (z) the consummation of the Excess Cash Distribution in accordance with the terms of the Purchase Agreement. Additionally, Buyer’s obligation to consummate the Transaction is subject to certain other conditions being satisfied at or prior to Closing, including the delivery of certain acknowledgement letters executed by certain employees of Sigma Israel.

The Purchase Agreement also includes certain customary termination provisions in favor of both Seller, on the one hand, and Buyer, on the other hand.

Sellers, on the one hand, and Buyer, on the other hand, have agreed to indemnify the other party for losses arising from certain breaches of the Purchase Agreement and for certain other liabilities, subject to certain limitations. In connection with Sellers’ obligations to indemnify Buyer for certain losses under the Purchase Agreement, a portion of the purchase price equal to $4,200,000 will be held back from the payment of the Purchase Price at Closing and retained by Buyer until the second anniversary of the Closing, and will be available during such period to be used by Buyer to cover certain losses for which Sellers have agreed to indemnify Buyer.

In connection with the Transaction, Sellers and Buyer will also enter into a transition services agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided in connection with the signing of the Purchase Agreement. The confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the parties.

On February 7, 2018, the Company issued a press release announcing the Transaction. A copy of the press release is furnished herewith as Exhibit 99.1.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the proposed sale by Sigma Designs, Inc. of the Wired Connectivity Business Unit to Integrated Silicon Solution, Inc. These statements include, but are not limited to, statements that address the benefits to Sigma of the proposed transaction, the anticipated timing of the closing of the proposed transaction, the expected tax consequences to Sigma of the proposed transaction, the statement that Sigma will continue to explore alternatives to increase the available cash for distribution to shareholders through the previously reported plan to wind down or divest its remaining businesses over the next 12 months, and other statements identified by words such as “will”, “expect”, “intends”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Sigma Designs, as well as assumptions made by, and information currently available to, such management, and involve risks and uncertainties, many of which are Sigma’s and its management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include any risks associated with the proposed transaction such as: (1) the risk that the conditions to the closing of the transaction are not satisfied; (2) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; (3) risks that the proposed transaction disrupts the current plans and operations of Sigma Designs; (4) unexpected costs, charges or expenses resulting from the transaction; (5) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and (6) the ability of Sigma to continue to explore alternatives to increase the available cash for distribution to shareholders through the previously reported plan to wind down or divest its remaining businesses over the next 12 months.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction Sigma Designs’ filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, and which discuss additional important risk factors that may affect their respective businesses, results of operations and financial conditions. Sigma Designs undertakes no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

Sigma Designs intends to file a proxy statement in connection with announced sale of Sigma’s Z-Wave business to Silicon Labs (the “Z-Wave Sale”). Investors and security holders of Sigma Designs are urged to read such proxy statement (including any amendments or supplements thereto) and any other relevant documents in connection with the Z-Wave Sale that Sigma will file with the SEC upon such documents becoming available because they will contain important information about Sigma Designs and the Z-Wave Sale. Such materials filed by Sigma Designs with the SEC may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Investor Relations page on Sigma Designs’ website at www.sigmadesigns.com or by writing to Sigma Designs’ Secretary at 47467 Fremont Blvd. Fremont, CA 94538 USA.

Sigma Designs and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Sigma Designs’ shareholders with respect to the Z-Wave Sale. Additional information about Sigma Designs’ directors and executive officers is set forth in Sigma Designs’ proxy statement on Schedule 14A filed with the SEC on July 17, 2017 and Annual Report on Forms 10-K and 10-K/A for the fiscal year ended January 28, 2017. Information regarding their direct or indirect interests in the Z-Wave Sale will be set forth in the proxy statement and other materials to be filed with SEC.

Item 9.01 Financial Statements and Exhibits

The information contained in this Item 9.01 and in the accompanying exhibits shall not be deemed filed for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

(d)	Exhibits

Exhibits

Item No.	Description

2.1

Share Purchase Agreement dated February 6, 2018, by and among Sigma Designs, Inc., a California corporation, Sigma Designs Technology Singapore Pte. Ltd., a company organized under the laws of Singapore, Sigma Designs Israel S.D.I Ltd., a company organized under the laws of Israel, and Integrated Silicon Solution (Cayman), Inc., a company organized under the laws of the Cayman Islands.*

99.1	Press Release issued by Sigma Designs, Inc. dated February 7, 2018.

* Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Sigma Designs hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA DESIGNS, INC.

Date: February 7, 2018	By:	/s/ Elias Nader
Elias Nader Interim President and Chief Executive Officer and Chief Financial Officer